                                                                 Exhibit 5.1

                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
                  MIAMI (305) 789-3200 o BROWARD (954) 463-5440
                               FAX (305) 789-3395


E. RICHARD ALHADEFF           THEODORE A. JEWELL              DAVID A. ROTHSTEIN                           OWEN S. FREED
LOUISE JACOWITZ ALLEN         MICHAEL I. KEYES                BETTY CHANG ROWE                             SENIOR COUNSEL
STUART D. AMES                TEDDY D. KLINGHOFFER            STEVEN D. RUBIN
LAWRENCE J. BAILIN            ROBERT T. KOFMAN                MIMI L. SALL                                 DAVID M. SMITH
PATRICK A. BARRY              PAUL TAGER LEHR                 NICOLE S. SAYFIE                          LAND USE CONSULTANT
AMANDA C. BARRY               VERNON L. LEWIS                 RICHARD E. SCHATZ
SHAWN BAYNE                   WENDELL T. LOCKE                LESTER E. SEGAL
LISA K. BENNETT               KEVIN B. LOVE                   JAY B. SHAPIRO                                TAMPA OFFICE
SUSAN FLEMING BENNETT         JOY SPILLIS LUNDEEN             MARTIN S. SIMKOVIC                             SUITE 2200
LISA K. BERG                  GEOFFREY MacDONALD              CURTIS H. SITTERSON                    SUNTRUST FINANCIAL CENTRE
MARK J. BERNET                MICHAEL C. MARSH                RONNI D. SOLOMON                        401 EAST JACKSON STREET
HANS C. BEYER                 BRIAN J. McDONOUGH              MARK D. SOLOV                             TAMPA, FLORIDA 33602
MARTIN G. BURKETT             ANTONIO R. MENENDEZ             EUGENE E. STEARNS
ELLEN I. CHO                  FRANCISCO J. MENENDEZ           JENNIFER D. STEARNS                         (813) 223-4800
SETH THOMAS CRAINE            ALISON W. MILLER                BRADFORD SWING
PETER L. DESIDERIO            VICKI LYNN MONROE               SUSAN J. TOEPFER
MARK P. DIKEMAN               HAROLD D. MOOREFIELD, JR.       ANNETTE TORRES                           FORT LAUDERDALE OFFICE
SHARON QUINN DIXON            JOHN N. MURATIDES               DENNIS R. TURNER                               SUITE 1900
ALAN H. FEIN                  JOHN K. OLSON                   RONALD L. WEAVER                       200 EAST BROWARD BOULEVARD
ANGELO M. FILIPPI             ROBERT C. OWENS                 ROBERT I. WEISSLER                   FORT LAUDERDALE, FLORIDA 33301
ANDREA F. FISHER              JAY P. W. PHILP                 PATRICIA G. WELLES
ROBERT E. GALLAGHER, JR.      NOAH C. POLLACK                 THOMAS H. WILLIAMS, JR.                     (954) 462-9500
CHAVA E. GENET                DARRIN J. QUAM                  MARTIN B. WOODS
LATASHA A. GETHERS            JOHN M. RAWICZ
PATRICIA K. GREEN             PATRICIA A. REDMOND
JOSEPH K. HALL                ELIZABETH G. RICE
ALICE R. HUNEYCUTT            GLENN M. RISSMAN
RICHARD B. JACKSON            CARL D. ROSTON

                                                              October 15, 1998

Servico, Inc.
1601 Belvedere Road
West Palm Beach, Florida 33406
Attention:  Board of Directors

Lodgian Capital Trust I
c/o Servico, Inc.
1601 Belvedere Road
West Palm Beach, Florida 33406
Attention: Regular Trustees

Gentlemen:

         Re:   LODGIAN CAPITAL TRUST I

         We have acted as counsel to Servico, Inc., a Florida corporation (the "Company"), and Lodgian Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company and the Trust with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended, the Convertible Redeemable Equity Structured Trust Securities (the "CRESTS") of the Trust, the 7% Convertible Junior Subordinated Debentures (the "Debentures") of the Company, the guarantee of the Company with respect to the CRESTS (the "Guarantee") and the shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") issuable upon the conversion of the CRESTS and the Debentures.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company (ii) the Certificate of Trust (the "Certificate of Trust") filed by the Trust with the Secretary of State of the State of Delaware on May 15, 1998 (iii) the Amended and Restated Declaration of Trust, dated as of June 17, 1998, with respect to the Trust (the "Declaration");
(iv) the form of the CRESTS; (v) the form of the Guarantee among the Company, Lodgian, Inc., a Delaware corporation ("Lodgian"), and Wilmington Trust

Servico, Inc.
Lodgian Capital Trust I
October 15, 1998
Page 2


Company, as trustee (the "Trustee"), (vi) the form of the Debentures; (vii) the Indenture, dated as of June 17, 1998, among the Company, Lodgian, and the Trustee, as supplemented by the First Supplemental Indenture, dated as of June 17, 1998 among the Company, Lodgian and the Trustee with respect to the Debentures (the "Indenture") and (viii) the Registration Statement. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed the absence of any undisclosed amendments or supplements to or modifications or terminations of any such documents and the absence of any undisclosed waiver of any right or remedy contained in any such documents. In examining documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs (1) and (2) below, such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions express herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, the Trust and others.

         We are qualified to practice law only in the State of Florida and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the law of the State of Florida and the federal law of the United States. Accordingly, the opinions contained herein are expressly limited to the matters of the law of the State of Florida and the federal law of the United States.

         Based upon and subject to the foregoing and other qualifications and limitations set forth herein, we are of the opinion that:

         1. The Debentures, when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

         2. The Guarantee is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.


            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.

Servico, Inc.
Lodgian Capital Trust I
October 15, 1998
Page 3


         3. The Common Stock, when issued and delivered by the Company upon conversion of the CRESTS or the Debentures in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.


                                               Very truly yours,


                                               STEARNS WEAVER MILLER WEISSLER
                                               ALHADEFF & SITTERSON, P.A.





            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.